Exhibit (a)(1)(c)
NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
FORIAN INC.
at
$2.17 Per Share
Pursuant to the Offer to Purchase dated April 16, 2026
by

BRAVO MERGER SUB, INC.,
a wholly owned subsidiary of
2025 ACQUISITION COMPANY, LLC
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M.,
EASTERN TIME, ON MAY 14, 2026, UNLESS THE OFFER IS EXTENDED OR
EARLIER TERMINATED.
This form, or a substantially equivalent form, must be used to accept the Offer (as defined herein) if documents required by the Letter of Transmittal (as defined herein) cannot be delivered to Broadridge Corporate Issuer Solutions, LLC, which is the depositary for the Offer (the “Depositary”), by the expiration of the Offer. Such form may be delivered or transmitted by e-mail or mail to the Depositary or in the case of shares held through The Depository Trust Company (“DTC”), it must be delivered to the Depositary by a participant by means of the confirmation system of DTC. See Section 3 of the Offer to Purchase.
The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, LLC

If delivering by mail:	If delivering by express mail, courier or any other expedited service:

Broadridge Corporate Issuer Solutions, LLC	Broadridge Corporate Issuer Solutions, LLC
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, NY 11717-0718	Edgewood, NY 11717

For information call Broadridge Corporate Issuer Solutions, LLC at the following numbers:
Stockholders, Banks and Brokers May Call
(855) 793-5068
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA AN E-MAIL ADDRESS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to Bravo Merger Sub, Inc., a Maryland corporation (“Merger Sub”) and a direct wholly-owned subsidiary of 2025 Acquisition Company, LLC (“Parent,” and together with Merger Sub, the “Buyer Parties”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 16, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”), and in the accompanying Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal,” and together with the Offer to Purchase and other related materials, as each may be amended and supplemented from time to time, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Shares”), of Forian Inc., a Maryland corporation, indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

If delivery will be by book-entry transfer:
Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)
The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees: (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act; (ii) that such tender of the Shares complies with Rule 14e-4 under the Exchange Act; and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within two Nasdaq trading days of the date hereof. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

(Name of Firm)

(Addresses)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:        , 2026
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